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Exhibit 99.2

News Release

380 Interlocken Crescent • Broomfield, CO 80021 • 303.460.9200 • Fax: 720.566.3860 • www.mcdata.com

Aug. 25, 2003

FOR IMMEDIATE RELEASE:
Contacts
Media:		Investors:
Kathleen Sullivan (720) 558-4435; cell: (720) 480-5501 kathleen.sullivan@mcdata.com	Chris Drago (720) 558-3790 chris.drago@mcdata.com	Linda Dellett/Kevin Mammel (720) 558-4474 Investor.relations@mcdata.com

McDATA Agrees to Acquire Nishan Systems and Sanera Systems:
Redefines the Future of Storage Networking

        BROOMFIELD, Colo.—Aug. 25, 2003—McDATA® Corporation (Nasdaq: MCDTA/MCDT) today announced definitive agreements to acquire Nishan Systems, a privately held company and the world's first supplier of native IP storage networking solutions; and Sanera Systems, a privately held company and provider of highly scalable and reliable enterprise storage networking solutions.

        Separately, McDATA announced today that it has entered into an agreement with Aarohi Communications to provide technology for McDATA's intelligent switch platforms. These transactions deliver key capabilities in scalability, internetworking, and intelligence that strengthen McDATA's leading portfolio of multi-capable storage networking solutions.

        "We are pleased to announce the acquisition of Nishan Systems and Sanera Systems. The powerful combination of Nishan and Sanera's advanced technologies with McDATA's strong leadership and expertise will allow us to provide customers with unprecedented value, choices and solutions delivered seamlessly from a trusted and reputable partner," said John Kelley, President and CEO, McDATA. "McDATA is changing the future of storage networking."

        "In an era of storage and server consolidation, enterprises are rethinking their storage infrastructures. They want more robust storage capabilities that they can consistently leverage across their enterprise," said Richard Villars, vice president of storage systems, IDC. "Today's moves are a clear sign that McDATA intends to play an expanded role in helping enterprises reach this goal."

        With these three announcements, McDATA:

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  Creates unprecedented value to its customers by providing seamless best-of-breed solutions;

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  Accelerates and solidifies its leadership and vision of a real-time storage services infrastructure;

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  Establishes a foundation for growth and leadership.

        "Verizon has enjoyed a very positive, long-term relationship with McDATA," said Kevin Shine, director of storage services, Verizon. "We are excited about this new offering because it will afford companies like us a tremendous amount of scalability and manageability for large, enterprise storage networks."

        McDATA customers are ensured seamless integration of their storage networks with complete backward and forward compatibility with McDATA's current and future product line. McDATA's expanded portfolio will allow customers to seamlessly build and grow their storage services infrastructure in several dimensions simultaneously through enhanced:

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  Scalability: Enabling customers to reduce complexity and increase asset utilization, and interconnect multi-vender and multi-application SAN islands through partitioning;

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  Internetworking: Enabling multi-protocol SAN routing, barrier-free distance solutions that provide enhanced business continuance and disaster recovery, and iSCSI solutions;

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  Intelligence: Enabling data movement applications to migrate to the network, and reduced operating costs through policy-based controls.

        In addition to the above, McDATA's Centralized Management and Services Platform (SANavigator® and Enterprise Fabric Connectivity Manager) will be extended to support all of these new technologies and services, offering an unparalleled end-to-end software management solution that extends from entry-level iSCSI devices to data center class switching. As a result, McDATA will offer the only SAN management software solution that supports storage infrastructures from workgroups and medium enterprises to data centers to globally networked storage services.

        "McDATA has been a strategic partner with HDS for several years, and this announcement further enhances that relationship," said Marlene Woodworth, executive vice president and general manager, global marketing & operations, Hitachi Data Systems. "McDATA's broad-based product portfolio makes it a key enabler to our software and hardware strategies."

        "Many end-users have deployed multiple SAN islands in order to limit complexity or prevent the propagation of faults. However, such environments have proven to be relatively inefficient," said Eric Sheppard, senior analyst with IDC. "Today's announcement gives McDATA a family of products that will help end-users build more efficient SANs and, where appropriate, consolidate their infrastructure."

Nishan Systems

        The Nishan transaction accelerates McDATA's delivery of inter-networking capabilities that scale data center storage networks and extend storage network benefits across the enterprise. Nishan's comprehensive family of IP storage switching products allows customers to leverage their fibre channel storage network infrastructure and their IP networks to consolidate storage infrastructures across the campus and enterprise. These solutions allow for integrated disaster recovery architectures, and cost effective integration of low-end servers and applications into the storage network.

        Nishan solutions are qualified with all major storage platforms and replication applications, including those of EMC, HDS, HP, IBM, XIOtech, Sun, StorageTek and LSI Logic.

Sanera Systems

        The acquisition of Sanera, when combined with McDATA technologies, bolsters McDATA's leadership in the storage networking industry, extends its multi-capable storage networking platform and accelerates its vision of delivering a real-time storage services infrastructure.

        The technology acquired from Sanera will help McDATA extend its reach at the core, and integrated with McDATA's products and technology, will create the industry's only product that allows enterprises to securely consolidate SAN islands and integrate intelligent storage utility services on one platform, significantly lowering storage networking costs and simplifying SAN management.

        The Sanera director's unique dynamic partitioning feature allows enterprises to consolidate SANs into a single system while increasing security and maintaining the administrative autonomy and security of independent SAN islands. Its architecture excels at SAN consolidation, large fabric deployment and in-network storage services integration. This architecture provides the most scalability, highest performance, and with up to 256 non-blocking 2 gigabit per second (Gb/s) ports or up to 64 10 Gb/s ports per chassis.

TRANSACTION DETAILS

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  McDATA has signed definitive agreements to acquire Nishan Systems and Sanera Systems. Under the terms of the acquisition agreements, McDATA will acquire all outstanding shares of Nishan Systems for $83 million in cash and will also assume approximately $2 million in debt. McDATA also will acquire all outstanding shares of Sanera Systems for approximately $102 million in cash, net of debt and cash on hand.

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  McDATA will also provide approximately 1.5 to 1.7 million shares of Class B common stock and approximately $8 million in cash to fund employee retention programs over the next two years for employees added as a result of these acquisitions. These shares have been separately approved and will be amortized as deferred compensation.

  •
  The Sanera and Nishan acquisitions are expected to close within one to two months. The Sanera closing is subject to regulatory approvals, and both transactions are subject to certain customary closing conditions.

CONFERENCE CALL

        McDATA will hold a conference call to discuss second quarter 2003 results at 6 a.m. MT today, Aug. 25, 2003. The conference call will be simultaneously webcast on the company's website at www.mcdata.com, and archived for future review. The webcast presentation will include slides containing additional detailed information of interest to investors. To participate in this conference call, please dial 706-679-8352. A replay will be available until September 2, 2003. To access the replay, please call 706-645-9291 and enter passcode 1871616.

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About McDATA (www.mcdata.com)

McDATA (Nasdaq: MCDTA/MCDT) is the expert provider of Multi-Capable Storage Networking Solutions™—hardware, software and services—that enable partners and customers around the world to reduce the total cost of storage management today, and be ready to adapt to the real-time information demands of tomorrow. Installed in over 8,000 data centers worldwide, McDATA solutions are at the heart of more than 80 percent of Fortune 100 storage network data centers, powering the latest e-business applications, customer databases, financial traffic and other mission-critical data. Customers leverage McDATA's multi-capable solutions to realize immediate cost savings, reduce their investment risk, ensure the continuity of their operations and adapt to changing business requirements.

Forward-Looking Statements

        This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "estimates", "anticipates", "intends", "targets", or the like to be uncertain and forward-looking. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to ramp SANavigator sales, our relationships with EMC Corporation and IBM and the level of their orders, the impact of the continued general economic slowdown on purchasing decisions by customers and capital spending, our ability to expand sales into higher margin channels through system integrators and distributors, a loss of any of our key customers (or our OEMs' key customers), distributors, resellers or our contract manufacturers, our ability to expand our product offerings and any transition to new products, (such as higher port count and multi-protocol products) integrate recent acquisitions and OEM qualification of such new products which may occur after the general availability dates, possible inventory charges that may occur with any transition to such new products, component quality and availability, the development of the storage area network and switch markets, competition in the storage area network and switch markets, aggressive pricing and product give-aways by competitors, one-time events and other important risk factors disclosed previously and from time to time in our filings at the U.S. Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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  Exhibit 99.2
McDATA Agrees to Acquire Nishan Systems and Sanera Systems: Redefines the Future of Storage Networking